Exhibit 10.11

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 17, 2013 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”), and CONTROL4 CORPORATION, a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. This Agreement amends and restates in its entirety that certain Loan and Security Agreement dated as of December 29, 2005, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of May 31, 2007, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of February 15, 2008, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of April 30, 2008, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of June 30, 2008, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of April 17, 2009, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of December 15, 2009, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of December 30, 2010, between Borrower and Bank, as amended by that certain Amendment to Loan and Security Agreement dated as of June 13, 2011, between Borrower and Bank, and as further amended by that certain Amendment to Loan and Security Agreement dated as of September 21, 2012, between Borrower and Bank (the “Prior Agreement”).  The parties agree that the Prior Agreement is hereby superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.                                      ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.                                      LOAN AND TERMS OF PAYMENT

2.1                               Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1                     Revolving Advances.

(a)                                 Availability.  Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)                                 Termination; Repayment.  The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2                     Equipment Advances.

(a)                                 Availability.  Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line.  Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance.  All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank.  No Equipment Advance may exceed one hundred percent (100.0%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment).  Notwithstanding the foregoing, (i) the initial Equipment Advance hereunder may be used to reimburse Borrower for Eligible Equipment purchased on or after January 1, 2013, and (ii) up to an aggregate of One Million Dollars ($1,000,000.00) of the Equipment Advances may be used for (x) tooling Equipment, provided such tooling Equipment is otherwise Eligible Equipment, and (y) Eligible Equipment maintained by Borrower outside of the State of Utah.  Unless otherwise agreed to by Bank, not more than thirty percent (30.0%) of the proceeds of the Equipment Line shall be used to finance Other Equipment.  Each Equipment Advance must be in an amount of at least Two Hundred Fifty Thousand Dollars ($250,000.00).   After repayment, no Equipment Advance may be reborrowed.

(b)                                 Interest Period.  Commencing on the first Payment Date of the month following the month in which the Funding Date of an Equipment Advance occurs (or commencing on the Funding Date if the Funding Date is the first calendar day of the month), and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of each Equipment Advance at the rate set forth in Section 2.3(a)(ii).

(c)                                  Repayment.  Commencing on June 1, 2014, and continuing on the Payment Date of each month thereafter, Borrower shall repay each Equipment Advance in (i) forty-two (42) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii).  The final payment due on the Equipment Maturity Date shall include all outstanding principal and all accrued unpaid interest and all other Obligations with respect to the Equipment Advances.  Borrower may prepay any of the Equipment Advances, in whole or in part, at any time without a prepayment fee or penalty.

2.1.3                     First Equipment Advance Loan.

(a)                                 Availability.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Effective Date, Bank shall make one (1) term loan (the “First Equipment Advance Loan”) to Borrower in an amount equal to Four Hundred Forty-Four Thousand Four Hundred Forty-Four Dollars and Thirty-Two Cents ($444,444.32) to refinance in full the outstanding principal amount of the “Equipment Advances” pursuant to Section 2.1.6 of the Prior Agreement.

(b)                                 Repayment.  Commencing on the first Payment Date following the Effective Date, and continuing on each Payment Date thereafter, Borrower shall repay the First Equipment Advance Loan in (i) seven (7) consecutive equal installments of principal, plus (ii) monthly payments of accrued interest at the effective rate of interest as set forth in Section 2.3(a)(iii) (each a “First Equipment Advance Loan Payment”).  Borrower’s final First Equipment Advance Loan Payment, due on the First Equipment Maturity Date, shall include all outstanding principal and accrued unpaid interest and all other Obligations with respect to the First Equipment Advance Loan.  Once repaid, the First Equipment Advance Loan may not be reborrowed.

2.1.4                     Second Equipment Advance Loan.

(a)                                 Availability.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Effective Date, Bank shall make one (1) term loan (the “Second Equipment Advance Loan”) to Borrower in an amount equal to Seven Hundred Seventy-Nine Thousand Eight Hundred Eighty Dollars and Eighty-Eight Cents ($779,880.88) to refinance in full the outstanding principal amount of the “Equipment Advances II” pursuant to Section 2.1.7 of the Prior Agreement.

(b)                                 Repayment.  Commencing on the first Payment Date following the Effective Date, and continuing on each Payment Date thereafter, Borrower shall repay the Second Equipment Advance Loan in (i) twenty-eight (28) consecutive equal installments of principal, plus (ii) monthly payments of accrued interest at the effective rate of interest as set forth in Section 2.3(a)(iv) (each a “Second Equipment Advance Loan Payment”).  Borrower’s final Second Equipment Advance Loan Payment, due on the Second Equipment Maturity Date, shall include all outstanding principal and accrued unpaid interest and all other Obligations with respect to the Second Equipment Advance Loan.  Once repaid, the Second Equipment Advance Loan may not be reborrowed.

2.1.5                     Third Equipment Advance Loan.

(a)                                 Availability.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Effective Date, Bank shall make one (1) term loan (the “Third Equipment Advance Loan”) to Borrower in an amount equal to Two Million Dollars ($2,000,000.00) to refinance in full the outstanding principal amount of the “Equipment Advances III” pursuant to Section 2.1.8 of the Prior Agreement.

(b)                                 Repayment.  Commencing on the first Payment Date following the Effective Date, and continuing on each Payment Date thereafter, Borrower shall repay the Third Equipment Advance Loan in (i) forty-two (42) consecutive equal installments of principal, plus (ii) monthly payments of accrued interest at the effective rate of interest as set forth in Section 2.3(a)(v) (each a “Third Equipment Advance Loan Payment”).  Borrower’s final Third Equipment Advance Loan Payment, due on the Third Equipment Maturity Date, shall include all outstanding principal and accrued unpaid interest and all other Obligations with respect to the Third Equipment Advance Loan.  Once repaid, the Third Equipment Advance Loan may not be reborrowed.

2.2                               Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either (a) the Revolving Line or (b) the aggregate of (i) the Borrowing Base, plus (ii) the Non-Formula Amount, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.3                               Payment of Interest on the Credit Extensions.

(a)                                 Interest Rate.

(i)                                     Advances.  Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) for Prime Rate Advances, the Prime Rate, and (ii) for LIBOR Advances, the LIBOR Rate plus the LIBOR Rate Margin.  On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus four percent (4.0%).  Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

(ii)                                  Equipment Advances.  Subject to Section 2.4(e), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to one half of one percent (0.50%) above the Prime Rate, which interest shall be payable on the Payment Date.

(iii)                               First Equipment Advance Loan.  Subject to Section 2.4(e), the principal amount outstanding under the First Equipment Advance Loan shall accrue interest at a floating per annum rate equal to one half of one percent (0.50%) above the Prime Rate, which interest shall be payable on the Payment Date.

(iv)                              Second Equipment Advance Loan.  Subject to Section 2.4(e), the principal amount outstanding under the Second Equipment Advance Loan shall accrue interest at a floating per annum rate equal to one half of one percent (0.50%) above the Prime Rate, which interest shall be payable on the Payment Date.

(v)                                 Third Equipment Advance Loan.  Subject to Section 2.4(e), the principal amount outstanding under the Third Equipment Advance Loan shall accrue interest at a floating per annum rate equal to one half of one percent (0.50%) above the Prime Rate, which interest shall be payable on the Payment Date.

(b)                                 Prime Rate Advances.  Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change.

(c)                                  LIBOR Advances.  The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.5(a) hereunder.  Subject to Sections 3.6 and 3.7, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance.

(d)                                 Computation of Interest.  Any interest hereunder will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days in the case of any Credit Extension outstanding.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(e)                                  Default Rate.  Except as otherwise provided in Section 2.3(a)(i), upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is four percent (4.0%) above the rate that would otherwise be applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest provided in this Section 2.3(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

2.4                               Fees.  Borrower shall pay to Bank:

(a)                                 Revolving Line Commitment Fee.  A fully earned, non-refundable Revolving Line commitment fee of Twenty Thousand Dollars ($20,000.00), on May 29, 2013;

(b)                                 Revolving Line Anniversary Fee. A fully earned, non-refundable Revolving Line anniversary fee (the “Anniversary Fee”) of Twenty Thousand Dollars ($20,000.00) shall be earned as of the Effective Date, and shall be due and payable on the earlier of (i) May 29, 2014, (ii) the early termination of this Agreement, or (iii) an Event of Default;

(c)                                  Equipment Line Commitment Fee.  A fully earned, non-refundable Equipment Line commitment fee of Six Thousand Eight Hundred Seventy-Five Dollars ($6,875.00), on the Effective Date;

(d)                                 Unused Revolving Line Facility Fee.  Payable quarterly in arrears on the first day of each calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to 0.375% per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding; and

(e)                                  Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due(or, if no stated due date, upon demand by Bank).

(f)                                   Fees Fully Earned.  Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.  Bank may deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).  Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5                               Payments; Application of Payments; Debit of Accounts.

(a)                                 All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due.  Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)                                 Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied.  Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)                                  Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due.  These debits shall not constitute a set-off.

3.                                      CONDITIONS OF LOANS

3.1                               Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)                                 duly executed original signatures to the Loan Documents;

(b)                                 duly executed original signatures to the Control Agreement(s);

(c)                                  the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)                                 duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e)                                  certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)                                   the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(g)                                  a bailee’s waiver in favor of Bank for each location where Borrower maintains property with a third party, by each such third party, together with the duly executed original signatures thereto;

(h)                                 evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(i)                                     payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2                               Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)                                 except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form and/or Notice of Borrowing, as applicable;

(b)                                 the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and/or Notice of Borrowing, as applicable, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)                                  Bank determines to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

3.3                               Covenant to Deliver.  Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4                               Procedures for Borrowing.

(a)                                 Advances.

(i)                                     Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advances is necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the Currency in which such Advance shall be denominated; (3) the requested Funding Date; (4) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (5) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.

(ii)                                  On the Funding Date, Bank shall credit proceeds of an Advance to the Designated Deposit Account denominated in the same Currency as the Currency requested with respect to the Advance and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing.  No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the applicable Designated Deposit Account.

(b)                                 Equipment Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time two (2) Business Days before the proposed Funding Date.  The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed.  If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.

3.5                               Conversion and Continuation Elections.

(a)                                 So long as (i) no Event of Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

(1)                                 elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;

(2)                                 elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or

(3)                                 elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date into Prime Rate Advances.

(b)                                 Borrower shall deliver a Notice of Conversion/Continuation by electronic mail to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1)                                 proposed Conversion Date or Continuation Date;

(2)                                 aggregate amount of the Advances to be converted or continued;

(3)                                 nature of the proposed conversion or continuation; and

(4)                                 if the resulting Advance is to be a LIBOR Advance, the duration of the requested Interest Period.

(c)                                  If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances or request to convert a LIBOR Advance into a Prime Rate Advance, Borrower shall be deemed to have elected to convert such LIBOR Advances into Prime Rate Advances.

(d)                                 Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default exists, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the lesser of the Revolving Line or the Borrowing Base.  Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, debit the Designated Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to this Section 3.5(d).

(e)                                  Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.

3.6                               Special Provisions Governing LIBOR Advances.   Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

(a)                                 Determination of Applicable Interest Rate.  As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

(b)                                 Inability to Determine Applicable Interest Rate.  In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(c)                                  Compensation for Breakage or Non-Commencement of Interest Periods.  If (i) for any reason, other than a default by Bank or any failure of Bank to fund LIBOR Advances due to impracticability or illegality under Sections 3.7(c) and 3.7(d) of this Agreement, a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) any complete or partial principal payment or reduction of a LIBOR Advance, or any conversion of any LIBOR Advance, occurs on a date prior to the last day of an Interest Period applicable to that LIBOR Advance, including due to voluntary or mandatory prepayment or acceleration, then, in each case, Borrower shall compensate Bank, upon written request by Bank, for all losses and expenses incurred by Bank in an amount equal to the excess, if any, of:

(A)                               the amount of interest that would have accrued on the amount (1) not borrowed, converted or continued as provided in clause (i) above, or (2) paid, reduced or converted as provided in clause (ii) above, for the period from (y) the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, to (z) in the case of a failure to borrow, convert or continue as provided in clause (i) above, the last day of the Interest Period that would have commenced on the date of such borrowing, conversion or continuing but for such failure, and in the case of a payment, reduction or conversion prior to the last day of an Interest Period applicable to a LIBOR Advance as provided in clause (ii) above, the last day of such Interest Period, in each case at the applicable rate of interest or other return for such LIBOR Advance(s) provided for herein (excluding, however, the LIBOR Rate Margin included therein, if any), over

(B)                               the interest which would have accrued to Bank on the applicable amount provided in clause (A) above through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate on the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, for a period equal to the remaining period of such applicable Interest Period provided in clause (A) above.

Bank’s request shall set forth the manner and method of computing such compensation and such determination as to such compensation shall be conclusive absent manifest error.

(d)                                 Assumptions Concerning Funding of LIBOR Advances.  Calculation of all amounts payable to Bank under this Section 3.6 and under Section 3.7 shall be made as though Bank had actually funded each relevant LIBOR Advance through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.6 and under Section 3.7.

(e)                                  LIBOR Advances After Default.  After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance and (ii) subject to the provisions of Section 3.6(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances referred to therein as Prime Rate Advances.

3.7                               Additional Requirements/Provisions Regarding LIBOR Advances.

(a)                                 Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any LIBOR Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i)                                     changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any LIBOR Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

(ii)                                  imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any LIBOR Advances or any deposits referred to in the definition of LIBOR); or

(iii)                               imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Section 3.7(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.  Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 3.7(a).  Determinations and allocations by Bank for purposes of this Section 3.7(a) of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Advances, of making or maintaining LIBOR Advances, or on amounts receivable by it in respect of LIBOR Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

(b)                                 If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within five (5) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.  A statement of Bank claiming compensation under this Section 3.7(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

Notwithstanding anything to the contrary in this Section 3.7, Borrower shall not be required to compensate Bank pursuant to this Section 3.7(b) for any amounts incurred more than nine (9) months prior to the date that Bank notifies Borrower of Bank’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower arising pursuant to this Section 3.7(b) shall survive the Revolving Line Maturity Date, the termination of this Agreement and the repayment of all Obligations.

(c)                                  If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give notice thereof to Borrower.  Upon the giving of such notice, Bank’s obligation to make the LIBOR Advances shall terminate; provided, however, LIBOR Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

(d)                                 If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the LIBOR Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.6(c)).  Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.6(c), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.

4.                                      CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2                               Priority of Security Interest.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement).  If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3                               Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5.                                      REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1                               Due Organization, Authorization; Power and Authority.  Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business.  In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”.  Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2                               Collateral.  Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the term of Section 6.6(b).  The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.  None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.12.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate.  Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part.  To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3                               Accounts Receivable.

(a)                                 For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be.  Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account.

(b)                                 All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4                               Litigation.  There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000.00).

5.5                               Financial Statements; Financial Condition.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6                               Solvency.  The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7                               Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8                               Subsidiaries; Investments.  Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9                               Tax Returns and Payments; Pension Contributions.  Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”  Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10                        Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11                        Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12                        Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6.                                      AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1                               Government Compliance.  Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and good standing in its jurisdiction of formation and each jurisdiction in which the nature of its business requires them to be so qualified, except where the failure to take such action would not reasonably be expected to have a material adverse effect on Borrower’s and its Subsidiaries’ business or operations, taken as a whole; provided, that (a) the legal existence of any Subsidiary that is not a co-Borrower or guarantor may be terminated or permitted to lapse, and any qualification of such Subsidiary to do business may be terminated or permitted to lapse, if, in the good faith judgment of Borrower, such termination or lapse is in the best interests of Borrower and its Subsidiaries, taken as a whole, and (b) Borrower may not permit its qualification to do business in the jurisdiction of its chief executive office to terminate or lapse; and provided, further, that this Section 6.1 shall not be construed to prohibit any other transaction that is otherwise expressly permitted in Section 7 of this Agreement. Borrower shall comply, and shall have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

6.2                               Financial Statements, Reports, Certificates.  Provide Bank with the following:

(a)                                 Borrowing Base Reports.  Within thirty (30) days after the last day of each month, aged listings of accounts receivable and accounts payable (by invoice date) (the “Borrowing Base Reports”);

(b)                                 Borrowing Base Certificate.  Within thirty (30) days after the last day of each month and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer;

(c)                                  Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(d)                                 Monthly Compliance Certificate.  Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

(e)                                  Board-Approved Projections.  As soon as available, but no later than thirty (30) days after to the last day of Borrower’s fiscal year, and contemporaneously with any updates or changes thereto, Board-approved projections as to the following fiscal year in a form acceptable to Bank;

(f)                                   Annual Audited Financial Statements.  As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(g)                                  Other Statements.  Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(h)                                 SEC Filings.  As soon as available, but no later than five (5) days after filing with the Securities Exchange Commission, Borrower’s 10K, 10Q, and 8K reports; Borrower’s 10K, 10Q, and 8K reports required to be delivered pursuant to this subsection (h) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower’s or another website on the Internet, provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by subsection (d) hereof;

(i)                                     Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000.00) or more; and

(j)                                    Other Financial Information.  Other financial information reasonably requested by Bank.

6.3                               Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00).

6.4                               Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5                               Insurance.

(a)                                 Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank.  All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee.  All liability policies shall show, or have endorsements showing, Bank as an additional insured.  Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)                                 Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.

(c)                                  At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6                               Operating Accounts.

(a)                                 (i) Borrower shall maintain (A) its primary operating and depository accounts with Bank and Bank’s Affiliates, and (B) a portion of its excess cash in a securities account or accounts with Bank and/or Bank’s Affiliates, and (ii) each Subsidiary of Borrower shall maintain its primary U.S. operating and depository accounts with Bank and Bank’s Affiliates.

(b)                                 Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates.  For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to (i) any Collateral Account maintained by Borrower or its Subsidiaries outside the United States, and (ii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7                               Financial Covenants.  Maintain at all times, subject to periodic reporting as of the last day of each month, commencing with the month ending April 30, 2013, and as of the last day of each month thereafter, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)                                 Liquidity Coverage.  A ratio of (i) Borrower’s unrestricted and unencumbered cash at Bank plus Eligible Accounts to (ii) the aggregate amount of outstanding Obligations of Borrower to Bank, of at least 1.50:1.00.

(b)                                 Tangible Net Worth.  A Tangible Net Worth of at least the sum of (i) Thirteen Million Five Hundred Thirty-Eight Thousand Dollars ($13,538,000.00), plus (ii) fifty percent (50.0%) of Borrower’s Net Income for the quarter ending June 30, 2013, and as of the last day of each Testing Quarter thereafter, plus (ii) twenty-five percent (25.0%) of all net cash consideration received by Borrower on or after the Effective Date from the issuance and sale by Borrower of its equity securities and/or Subordinated Debt, in each case with investors acceptable to Bank.

6.8                               Protection of Intellectual Property Rights.

(a)                                 (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)                                 Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.9                               Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10                        Access to Collateral; Books and Records.  Upon the occurrence of the Audit Trigger Event, allow Bank, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books, provided however that such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be at Borrower’s expense.  Borrower confirms, acknowledges and agrees that the Audit shall be completed upon the earlier to occur of (i) ninety (90) days after the Audit Trigger Event, or (ii) after the occurrence of the Audit Trigger Event, the aggregate amount of outstanding Advances exceeds Five Million Dollars ($5,000,000.00).

6.11                        Further Assurances.  Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

6.12                        Change in Business Location.  Provide at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000.00) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000.00) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.  If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000.00) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.                                      NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1                               Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for:

(a)                                 Transfers in the ordinary course of business for reasonably equivalent consideration;

(b)                                 Transfers to Borrower or any of its Subsidiaries from Borrower or any of its Subsidiaries;

(c)                                  Transfers of property to the extent such property is exchanged for credit against, or proceeds are promptly applied to, the purchase price of other property used or useful in the business of Borrower or its Subsidiaries;

(d)                                 Transfers constituting non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and other non-perpetual licenses that may be exclusive in some respects other than territory (and/or that may be exclusive as to territory only in discrete geographical areas outside of the United States), but that could not result in a legal transfer of Borrower’s title in the licensed property;

(e)                                  Transfers otherwise permitted by the Loan Documents;

(f)                                   Transfers associated with the making or disposition of a Permitted Investment;

(g)                                  Transfers in connection with the Permitted Acquisition of a portion of the assets or rights acquired; and

(h)                                 Transfers of assets (other than Accounts, Inventory, and Intellectual Property), provided, that the aggregate book value of all such Transfers by Borrower and its Subsidiaries, together, shall not exceed in any fiscal year, One Hundred Fifty Thousand Dollars ($150,000.00).

7.2                               Changes in Business; Change in Control; Jurisdiction of Formation.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; or (ii) permit or suffer any Change in Control.

7.3                               Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), except for the Permitted Acquisitions.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4                               Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5                               Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s

Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6                               Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7                               Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, other than Permitted Distributions; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8                               Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms (when viewed in the context of any series of transactions of which it may be a part, if applicable) that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; or (b) transactions among Borrower and its Subsidiaries and among Borrower’s Subsidiaries so long as no Event of Default exists or could result therefrom.

7.9                               Subordinated Debt.  Make or permit any payment on or amendments of any Subordinated Debt, except (a) payments pursuant to the terms of the Subordinated Debt; (b) payments made with Borrower’s capital stock or other Subordinated Debt; or (c) other purchases or payments of Subordinated Debt, provided that the aggregate amount of such purchases or payments made pursuant to this clause (c) during the period commencing on the Effective Date and ending on the date of determination, when combined with distributions, dividends or purchases of Borrower’s capital stock in cash during such period, shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate.

7.10                        Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower’s business; or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.                                      EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                               Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2                               Covenant Default.

(a)                                 Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(b), 6.10 or 6.12, or violates any covenant in Section 7; or

(b)                                 Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3                               Material Adverse Change.  A Material Adverse Change occurs;

8.4                               Attachment; Levy; Restraint on Business.

(a)                                 (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)                                 (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5                               Insolvency.  (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6                               Other Agreements.  There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000.00); or (b) any breach or default by Borrower, the result of which could have a material adverse effect on Borrower’s business;

8.7                               Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8                               Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9                               Subordinated Debt.  Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

9.                                      BANK’S RIGHTS AND REMEDIES

9.1                               Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)                                 declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)                                 stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)                                  demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn, (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)                                 terminate any FX Contracts;

(e)                                  verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f)                                   make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)                                  apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h)                                 ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)                                     place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)                                    demand and receive possession of Borrower’s Books; and

(k)                                 exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2                               Power of Attorney.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits.  Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder.  Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3                               Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4                               Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations.  Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency.  If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5                               Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6                               No Waiver; Remedies Cumulative.  Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity.  Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                               Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.                               NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Control4 Corporation
11734 South Election Road, Suite 200
Draper, Utah 84020
Attn:
Fax:
Email:

If to Bank:	Silicon Valley Bank
2755 East Cottonwood Parkway, Suite 540
Salt Lake City, Utah 84121
Attn: Gary Jackson
Fax:
Email: gjackson@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Fax: (617) 692-3455
Email: DEphraim@riemerlaw.com

11.                               CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12.                               GENERAL PROVISIONS

12.1                        Termination Prior to Maturity Date; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.  Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2                        Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.3                        Indemnification.  Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against:  (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4                        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5                        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6                        Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.7                        Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8                        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9                        Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower.  The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10                 Right of Set Off.  Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11                 Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.12                 Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.13                 Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14                 Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15                 Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16                 Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.                               DEFINITIONS

13.1                        Definitions.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Costs” is defined in Section 3.7(a).

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Anniversary Fee” is defined in Section 2.4(b).

“Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, in each case with results satisfactory to Bank in its sole and absolute discretion.

“Audit Trigger Event” means the date on which an Advance request has been made or Advances are outstanding, provided however that the Audit Trigger Event shall not include any Advance requests that are made or Advances that are outstanding within five (5) days prior to and within five (5) days after any fiscal quarter end of Borrower.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Notice of Borrowing or other Credit Extension request, on behalf of Borrower.

“Availability Amount” (a) the lesser of (i) the Revolving Line or (ii) the aggregate amount of (x) the amount available under the Borrowing Base, plus (y) the Non-Formula Amount minus (b) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” is Borrower’s board of directors.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Borrowing Base Report” is defined in Section 6.2(a).

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Notice of Borrowing or other Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed, and if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the Foreign Currency.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Change in Control” is a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of greater than thirty-five percent (35%) of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Continuation Date” means any date on which Borrower continues a LIBOR Advance into another Interest Period.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Conversion Date” means any date on which Borrower converts a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, Overadvance, Equipment Advance, the First Equipment Advance Loan, the Second Equipment Advance Loan, the Third Equipment Advance Loan, or any other extension of credit by Bank for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Default Rate” is defined in Section 2.3(e).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars, account number xxxxxx7276, maintained by Borrower with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) May 31, 2014, or (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3.  Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a)                                 Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b)                                 Accounts that the Account Debtor has not paid within ninety (90) days of invoice date (one hundred twenty (120) days for retail accounts with net sixty (60) day terms) regardless of invoice payment period terms;

(c)                                  Accounts with credit balances over ninety (90) days (one hundred twenty (120) days for retail accounts with net sixty (60) day terms) from invoice date;

(d)                                 Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days (one hundred twenty (120) days for retail accounts with net sixty (60) day terms) of invoice date;

(e)                                  Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada;

(f)                                   Accounts billed from and/or payable to Borrower outside of the United States;

(g)                                  Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)                                 Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(i)                                     Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j)                                    Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k)                                 Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l)                                     Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m)                             Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n)                                 Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o)                                 Accounts for which the Account Debtor has not been invoiced;

(p)                                 Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q)                                 Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (one hundred twenty (120) days for retail accounts with net sixty (60) day terms);

(r)                                    Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(s)                                   Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t)                                    Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u)                                 Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(v)                                 Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and

(w)                               Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at 11734 South Election Road, Suite 200, Draper, Utah 84040 or a location of Borrower in the United States as disclosed in the Perfection Certificate in effect as of the Effective Date or such other location of which Bank has approved in writing, and in each case is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, and (b) Other Equipment.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equipment Advance” and “Equipment Advances” are each defined in Section 2.1.2(a).

“Equipment Line” is an Equipment Advance or Equipment Advances in an aggregate amount of up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00).

“Equipment Maturity Date” is November 1, 2017.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance, the First Equipment Advance Loan, the Second Equipment Advance Loan, and/or the Third Equipment Advance Loan.

“First Equipment Advance Loan” is defined in Section 2.1.3(a).

“First Equipment Advance Loan Payment” is defined in Section 2.1.3(b).

“First Equipment Maturity Date” is December 1, 2013.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)                                 its Copyrights, Trademarks and Patents;

(b)                                 any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)                                  any and all source code;

(d)                                 any and all design rights which may be available to such Person;

(e)                                  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                                   all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Payment Date” means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the first day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Advance is converted into a LIBOR Advance to the extent of the amount converted to a LIBOR Advance.

“Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one, two, or three months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period.  The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Martin Plaehn as of the Effective Date, and (b) Chief Financial Officer, who is Dan Strong as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

“LIBOR Advance” means an Advance that bears interest based at the LIBOR Rate.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“LIBOR Rate Margin” is two and one half of one percent (2.50%).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Maturity Date” is the Revolving Line Maturity Date, Equipment Maturity Date, First Equipment Maturity Date, Second Equipment Maturity Date, and Third Equipment Maturity Date, as applicable.

“Monthly Financial Statements” is defined in Section 6.2(c).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Non-Formula Amount” is an Advance or Advances under the Revolving Line in an amount of up to Five Million Dollars ($5,000,000.00).

“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4, substantially in the form of Exhibit B, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.2, substantially in the form of Exhibit C, with appropriate insertions.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Equipment” is tooling, computer software, and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.

“Overadvance” is defined in Section 2.2.

“Parent” is defined in Section 3.7(b).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit F.

“Payment Date” is the first (1st) calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Acquisitions” means the acquisition by Borrower of all or substantially all of the assets of another company or companies (collectively, the “Target”), provided that (a) Target is engaged in a similar line of business as Borrower both prior to and after giving effect to such acquisition, (b) such acquisition is non-hostile in nature, (c) no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, (d) Borrower provides evidence to Bank acceptable to Bank in its sole and absolute discretion that Borrower is and shall be in compliance with the terms of this Agreement both prior to and after giving effect to such acquisition, (e) such acquisition is consummated within a reasonable amount of time, as determined by Bank in its sole and absolute discretion, (f) Borrower provides evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately before giving effect to such acquisition, that Borrower shall have unrestricted and unencumbered cash in accounts with Bank or Bank’s Affiliates in an amount of at least Eight Million Dollars ($8,000,000.00) and Borrower shall provide evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately after giving effect to such acquisition, that Borrower shall have unrestricted and unencumbered cash in accounts with Bank or Bank’s Affiliates in an amount of at least Eight Million Dollars ($8,000,000.00), (g) within thirty (30) days after giving effect to such acquisition, upon request of Bank, Borrower shall (i) cause Target to become a co-borrower hereunder and provide to Bank such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of Target), (ii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in Target, in form and substance satisfactory to Bank, and (iii) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, (h) Borrower remains a separate legal entity following the transactions in connection with and contemplated by such acquisition, (i) prior to the consummation of such acquisition, Borrower delivers to Bank evidence that the assets of Target are free and clear of all Liens, and (j) no Indebtedness, other than Permitted Indebtedness, shall be assumed or incurred by Borrower in connection with such acquisition.

“Permitted Distributions” means:

(a)                                 purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00) in any fiscal year provided that at the time of such purchase no Event of Default has occurred and is continuing;

(b)                                 distributions or dividends consisting solely of Borrower’s capital stock;

(c)                                  purchases for value of any rights distributed in connection with any stockholder rights plan;

(d)                                 purchases of capital stock or options to acquire such capital stock with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities;

(e)                                  purchases of capital stock pledged as collateral for loans to employees;

(f)                                   purchases of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; and

(g)                                  purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations.

“Permitted Indebtedness” is:

(a)                                 Borrower’s Indebtedness to Bank under this Agreement or any other Loan Document;

(b)                                 (i) any Indebtedness that does not exceed Five Hundred Thousand Dollars ($500,000.00) in principal amount existing on the Effective Date, and (ii) any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000.00) in principal amount existing on the Effective Date and shown on the Perfection Certificate;

(c)                                  Subordinated Debt;

(d)                                 unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(e)                                  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)                                   Indebtedness between Borrower and any of its Subsidiaries or among any of Borrower’s Subsidiaries;

(g)                                  capitalized leases and purchase money Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year secured by Permitted Liens; and

(h)                                 refinanced Permitted Indebtedness, provided that the amount of such Indebtedness is not increased except by an amount equal to a reasonable premium or other reasonable amount paid in connection with such refinancing and by an amount equal to any existing, but unutilized, commitment thereunder.

“Permitted Investments” are:

(a)                                 Investments existing on the Effective Date;

(b)                                 (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agencies or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 2 years after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit maturing no more than 2 years after issue;

(c)                                  Investments approved by the Borrower’s Board of Directors or otherwise pursuant to a Board-approved investment policy;

(d)                                 Investments in or to Borrower or any of its Subsidiaries in each case for current ordinary necessary operating expenses;

(e)                                  Investments consisting of Collateral Accounts in the name of Borrower so long as Bank has a first priority, perfected security interest in such Collateral Accounts;

(f)                                   Investments consisting of extensions of credit to Borrower’s or its Subsidiaries’ customers in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods, provision of services or licensing activities of Borrower;

(g)                                  Investments received in satisfaction or partial satisfaction of obligations owed by financially troubled obligors;

(h)                                 Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

(i)                                     Investments acquired as a result of a foreclosure with respect to any secured Investment;

(j)                                    Investments consisting of loans and advances to employees in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00); and

(k)                                 other Investments, if, on the date of incurring any Investments pursuant to this clause (l), the outstanding aggregate amount of all Investments incurred pursuant to this clause (l) does not exceed One Hundred Fifty Thousand Dollars ($150,000.00).

“Permitted Liens” are:

(a)                                 (i) Liens securing Permitted Indebtedness described under clause (b) of the definition of “Permitted Indebtedness” or (ii) Liens arising under this Agreement or other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)                                  Liens (including with respect to capital leases) (i) on property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) acquired or held by Borrower or its Subsidiaries incurred for financing such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) other than Accounts, Inventory, and Financed Equipment, or (ii) existing on property (and accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) when acquired other than Accounts, Inventory, and Financed Equipment, if the Lien is confined to such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof);

(d)                                 Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness it secures may not increase;

(e)                                  leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

(f)                                   non-exclusive license of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(g)                                  leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(h)                                 Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods;

(i)                                     Liens on insurance proceeds securing the payment of financed insurance premiums;

(j)                                    Liens on assets acquired in mergers and acquisitions not prohibited by Section 7 of this Agreement;

(k)                                 Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(l)                                     Liens in favor of other financial institutions arising in connection with Borrower’s deposit or securities accounts held at such institutions so long as Bank has a first priority, perfected security interest in such deposit or securities accounts;

(m)                             Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(n)                                 Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(o)                                 deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money; and

(p)                                 Liens not otherwise permitted, provided that (i) the amount of all such Liens is not in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (with any such Lien valued as the amount of the obligation secured by such Lien) and (ii) such Liens are subordinate in priority to Bank’s Lien hereunder.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Prime Rate Advance” means an Advance that bears interest based at the Prime Rate.

“Prior Agreement” is defined in the preamble hereof.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

“Responsible Officer” is any of the Chief Executive Officer, Vice President of Finance, and Chief Financial Officer of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Revolving Line” is an aggregate principal amount equal to Thirteen Million Dollars ($13,000,000.00).

“Revolving Line Maturity Date” is May 29, 2015.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Equipment Advance Loan” is defined in Section 2.1.4(a).

“Second Equipment Advance Loan Payment” is defined in Section 2.1.4(b).

“Second Equipment Maturity Date” is September 1, 2015.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.

“Target” is defined in the definition of “Permitted Acquisition.”

“Testing Quarter” is any quarter with respect to which Bank has tested Borrower’s Net Income to determine whether Borrower is in compliance with the Tangible Net Worth financial covenant set forth in Section 6.7(b).

“Third Equipment Advance Loan” is defined in Section 2.1.5(a).

“Third Equipment Advance Loan Payment” is defined in Section 2.1.5(b).

“Third Equipment Maturity Date” is November 1, 2016.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding Subordinated Debt.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(d).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CONTROL4 CORPORATION

By	/s/ Dan Strong
Name:	Dan Strong
Title:	CFO

BANK:

SILICON VALLEY BANK

By	/s/ Jayson Davis
Name:	Jayson Davis
Title:	Vice President

Signature Page to Loan and Security Agreement

EXHIBIT A — COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property.  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

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EXHIBIT B

FORM OF NOTICE OF BORROWING

CONTROL 4 CORPORATION

Date:

To:                             Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA  95054
Attention:  Corporate Services Department

RE:                           Amended and Restated Loan and Security Agreement dated as of                   , 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”), and CONTROL 4 CORPORATION, a Delaware corporation (“Borrower”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4 of the Loan Agreement, of the borrowing of an Advance.

1.                                      The Funding Date(1), which shall be a Business Day, of the requested borrowing is                               .

2.                                      The aggregate amount of the requested Advance is $                          .

3.                                      The requested Advance shall consist of $                       of Prime Rate Advances and $                     of LIBOR Advances.

4.                                      The duration of the Interest Period for the LIBOR Advances included in the requested Advance shall be                      months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)                                 all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)                                 no Event of Default has occurred and is continuing, or would result from such proposed Advance; and

(c)                                  the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the Availability Amount.

(1)  Advance requests for LIBOR Advances must be submitted by 12:00 pm Pacific time at least three (3) Business Days prior to Funding Date.  Advance requests for Prime Rate Advances must be submitted by 12:00 pm Pacific time on the Funding Date.

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BORROWER:

CONTROL 4 CORPORATION

By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance		Maturity Date
%

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EXHIBIT C

FORM OF NOTICE OF CONVERSION/CONTINUATION

CONTROL 4 CORPORATION

Date:

To:                             Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA  95054
Attention: Corporate Services Department

RE:                           Amended and Restated Loan and Security Agreement dated as of                   , 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”), and CONTROL 4 CORPORATION, a Delaware corporation (“Borrower”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.4 of the Loan Agreement, of the [conversion] [continuation] of the Advances specified herein, that:

1.                                      The date of the [conversion] [continuation] is                                            , 20      .

2.                                      The aggregate amount of the proposed Advances to be [converted] is $                             or [continued] is $                                  .

3.                                      The Advances are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.

4.                                      The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be            months.

The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                                 all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)                                 no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(c)                                  the requested [conversion] [continuation] will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the Availability Amount.

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BORROWER:

CONTROL 4 CORPORATION

By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance		Maturity Date
%

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EXHIBIT D - BORROWING BASE CERTIFICATE

Borrower: Control4 Corporation
Lender:      Silicon Valley Bank
Commitment Amount:                   $13,000,000.00

ACCOUNTS RECEIVABLE
1 Accounts Receivable (invoiced) Book Value as of	$
2 Additions (Please explain on next page)	$
3 Less: Intercompany / Employee / Non-Trade Accounts	$
4 NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5 90 Days Past Invoice Date (120 days for retail accounts with net 60 day terms)	$
6 Credit Balances over 90 Days (120 days for retail accounts with net 60 day terms)	$
7 Balance of 50% over 90 Day (120 days for retail accounts with net 60 day terms) Accounts (Cross-Age or Current Affected)	$
8 Foreign Account Debtor Accounts	$
9 Foreign Invoiced and/or Collected Accounts	$
10 Contra / Customer Deposit Accounts	$
11 U.S. Government Accounts	$
12 Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13 Accounts with Memo or Pre-Billings	$
14 Contract Accounts; Accounts with Progress / Milestone Billings	$
15 Accounts for Retainage Billings	$
16 Trust / Bonded Accounts	$
17 Bill and Hold Accounts	$
18 Unbilled Accounts	$
19 Non-Trade Accounts (If not already deducted above)	$
20 Accounts with Extended Term Invoices (Net 90+ (120+ for retail accounts with net 60 day terms))	$
21 Chargebacks Accounts / Debit Memos	$
22 Product Returns / Exchanges	$
23 Disputed Accounts; Insolvent Account Debtor Accounts	$
24 Deferred Revenue, if applicable / Other (Please explain on next page)	$
25 Concentration Limits	$
26 TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

27 Eligible Accounts (#4 minus #26)	$
28 ELIGIBLE AMOUNT OF ACCOUNTS (80 of #27)	$

29 NON-FORMULA AMOUNT		$5,000,000.00

BALANCES
30 Maximum Loan Amount		$13,000,000.00
31 Total Funds Available (Lesser of #30 or (#28 plus #29))	$
32 Present balance owing on Line of Credit	$
33 RESERVE POSITION (#31 minus #32)	$

[Continued on following page.]

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Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:	Received by:
AUTHORIZED SIGNER
CONTROL4 CORPORATION	Date:
Verified:
By:		AUTHORIZED SIGNER
Authorized Signer	Date:
Date:	Compliance Status:	Yes	No

2

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	CONTROL4 CORPORATION

The undersigned authorized officer of CONTROL4 CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate, A/R & A/P Agings	Monthly within 30 days	Yes No
Board-approved projections	Within 30 days prior to FYE	Yes No

Financial Covenants	Required	Actual	Complies

Maintain at all times (reported monthly)
Liquidity	1.50:1.0	:1.0	Yes No
Tangible Net Worth	*	:1.0	Yes No

*As set forth in Section 6.7(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

1

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

CONTROL4 CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:

Title:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes	No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.                                        Liquidity Coverage (Section 6.7(a))

Required:                                           1.50:1.0

Actual:                                                                 :1.0

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash at Bank	$

B.	Aggregate value of Borrower’s Eligible Accounts	$

C.	Sum of Line A plus Line B	$

D.	Aggregate amount of outstanding Obligations of Borrower to Bank	$

E.	Liquidity Coverage (line C divided by line D)

Is line E equal to or greater than 1.50:1:00?

☐ No, not in compliance	☐ Yes, in compliance

I.                                        Tangible Net Worth (Section 6.7(b))

Required:                                           A Tangible Net Worth of at least the sum of (i) Thirteen Million Five Hundred Thirty-Eight Thousand Dollars ($13,538,000.00), plus (ii) fifty percent (50.0%) of Borrower’s Net Income as of the last day of each Testing Quarter, plus (ii) twenty-five percent (25.0%) of all net cash consideration received by Borrower on or after the Effective Date from the issuance and sale by Borrower of its equity securities and/or Subordinated Debt, in each case with investors acceptable to Bank.

Actual:                                                        $

☐ No, not in compliance	☐ Yes, in compliance

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EXHIBIT F — LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:	Date:

LOAN PAYMENT:	CONTROL4 CORPORATION
From Account #	To Account #
(Deposit Account #)	(Loan Account #)

Principal $	and/or Interest $
Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #	To Account #
(Loan Account #)	(Deposit Account #)
Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

* Unless otherwise provided for an Advance bearing interest at LIBOR.

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